Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
ProCentury Corporation:
We consent to the use of our reports dated March 9, 2007 with respect to the consolidated balance sheets of ProCentury Corporation and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules (hereafter, financial statements), management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference and to the reference to our firm under the heading “Experts” in the prospectus and the reference to our firm under the header “Selected Consolidated Financial Data” in the Form 10-K incorporated by reference in this prospectus. Our report with respect to the consolidated financial statements refers to the Company’s adoption of the Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.
/s/ KPMG LLP
Columbus, Ohio
June 22, 2007